Exhibit 99.1

Investor Relations Contact

Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com

Public Relations Contact

Holly Campbell
Adobe Systems Incorporated
408-536-6401
campbell@adobe.com

FOR IMMEDIATE RELEASE

Adobe Reports First Quarter Financial Results

SAN JOSE, Calif. – March 17, 2009 – Adobe Systems Incorporated (Nasdaq:ADBE) today reported financial results for its first quarter ended February 27, 2009.

In the first quarter of fiscal 2009, Adobe achieved revenue of $786.4 million, compared to $890.4 million reported for the first quarter of fiscal 2008 and $915.3 million reported in the fourth quarter of fiscal 2008.

“In this tough economic environment, we are pleased we were able to manage expenses to deliver solid Q1 earnings and margin results,” said Shantanu Narayen, president and CEO.  “We believe the major market trends driving our business remain intact, and we will continue to focus on innovation and investing in new growth businesses to increase the strategic value we provide our customers.”

First Quarter Fiscal 2009 GAAP Results

Adobe’s GAAP diluted earnings per share for the first quarter of fiscal 2009 were $0.30, based on 527.8 million weighted average shares. This compares with GAAP diluted earnings per share of $0.38 reported in the first quarter of fiscal 2008 based on 571.3 million weighted average shares, and GAAP diluted earnings per share of $0.46 reported in the fourth quarter of fiscal 2008 based on 534.9 million weighted average shares.

GAAP operating income was $207.9 million in the first quarter of fiscal 2009, compared to $275.4 million in the first quarter of fiscal 2008 and $273.2 million in the fourth quarter of fiscal 2008.  As a percent of revenue, GAAP operating income in the first quarter of fiscal 2009 was 26.4 percent, compared to 30.9 percent in the first quarter of fiscal 2008 and 29.8 percent in the fourth quarter of fiscal 2008.

GAAP net income was $156.4 million for the first quarter of fiscal 2009, compared to $219.4 million reported in the first quarter of fiscal 2008 and $245.9 million in the fourth quarter of fiscal 2008.

First Quarter Fiscal 2009 Non-GAAP Results

Non-GAAP diluted earnings per share for the first quarter of fiscal 2009 were $0.45.  This compares with non-GAAP diluted earnings per share of $0.48 reported in the first quarter of fiscal 2008 and non-GAAP diluted earnings per share of $0.60 reported in the fourth quarter of fiscal 2008.

Adobe’s non-GAAP operating income was $295.0 million in the first quarter of fiscal 2009, compared to $359.0 million in the first quarter of fiscal 2008 and $374.9 million in the fourth quarter of fiscal 2008.  As a percent of revenue, non-GAAP operating income in the first quarter of fiscal 2009 was 37.5 percent, compared to 40.3 percent in the first quarter of fiscal 2008 and 41.0 percent in the fourth quarter of fiscal 2008.

Non-GAAP net income was $236.8 million for the first quarter of fiscal 2009, compared to $273.0 million in the first quarter of fiscal 2008 and $320.9 million in the fourth quarter of fiscal 2008.

Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Second Quarter Fiscal 2009 Financial Targets

For the second quarter of fiscal 2009, Adobe is targeting Q2 revenue of $675 million to $725 million, an operating margin of 21 percent to 26 percent on a GAAP basis, and an operating margin of 32 percent to 36 percent on a non-GAAP basis.

In addition, Adobe is targeting its share count to be between 528 million and 530 million.  The Company also is targeting non-operating income to be between $1 million and $2 million.  Adobe’s GAAP and non-GAAP tax rates are expected to be approximately 24 percent.

These targets lead to a second quarter diluted earnings per share target range of $0.20 to $0.27 on a GAAP basis, and an earnings per share target range of $0.31 to $0.38 on a non-GAAP basis.

Reconciliation between GAAP and non-GAAP financial targets is provided at the end of this press release.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including those related to revenue, operating income, operating margin, non-operating income, tax rate, share count, earnings per share and long-term market trends, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: adverse changes in general economic or political conditions in any of the major countries in which Adobe does business, failure to develop, market and distribute new products or upgrades to existing products that meet customer requirements, introduction of new products and business models by existing and new competitors, failure to successfully manage transitions to new business models and markets, difficulty in predicting revenue from new businesses, costs related to intellectual property acquisitions, disputes and litigation, inability to protect Adobe’s intellectual property from third-party infringers, use, disclosure or malicious attack, failure to realize the anticipated benefits of past or future acquisitions and difficulty in integrating such acquisitions, failure to manage Adobe’s sales and distribution channels effectively, disruption of Adobe’s business due to catastrophic events, risks associated with international operations, fluctuations in foreign currency exchange rates, changes in, or interpretations of, accounting principles, impairment of Adobe’s goodwill or intangible assets, unanticipated changes in, or interpretations of, tax rules and regulations, Adobe’s inability to attract and retain key personnel, impairment of Adobe’s investment portfolio due to deterioration of the capital markets, market risks associated with Adobe’s equity investments, and interruptions or terminations in Adobe’s relationships with turnkey assemblers. For further discussion of these and other risks and uncertainties, individuals should refer to Adobe’s SEC filings.

The financial information set forth in this press release reflects estimates based on information available at this time.  These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended February 27, 2009, which the Company expects to file in April 2009. Adobe does not undertake an obligation to update forward-looking statements.

About Adobe Systems Incorporated

Adobe revolutionizes how the world engages with ideas and information – anytime, anywhere and through any medium. For more information, visit www.adobe.com.

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© 2009 Adobe Systems Incorporated. All rights reserved. Adobe and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income

(In thousands, except per share data; unaudited)

	Three Months Ended
	February 27, 2009	February 29, 2008
Revenue:
Products	$742,199	$851,962
Services and support	44,191	38,483
Total revenue	786,390	890,445

Cost of revenue:
Products	58,918	59,805
Services and support	18,435	22,670
Total cost of revenue	77,353	82,475

Gross profit	709,037	807,970

Operating expenses:
Research and development	149,917	168,485
Sales and marketing	249,491	262,595
General and administrative	74,051	82,929
Restructuring charges	12,270	1,431
Amortization of purchased intangibles	15,392	17,099
Total operating expenses	501,121	532,539

Operating income	207,916	275,431

Non-operating income (expense):
Interest and other income, net	13,284	13,290
Interest expense	(792)	(1,809)
Investment (loss) gain, net	(17,246)	8,732
Total non-operating income (expense), net	(4,754)	20,213

Income before income taxes	203,162	295,644
Provision for income taxes	46,727	76,265

Net income	$156,435	$219,379

Basic net income per share	$0.30	$0.39

Shares used in computing basic net income per share	524,268	561,113

Diluted net income per share	$0.30	$0.38

Shares used in computing diluted net income per share	527,830	571,259

Condensed Consolidated Balance Sheets

(In thousands, except per share data; unaudited)

	February 27,	November 28,
	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$1,148,925	$886,450
Short-term investments	1,234,769	1,132,752
Trade receivables, net of allowances for doubtful accounts of $5,796 and $4,128, respectively	300,048	467,234
Deferred income taxes	81,125	110,713
Prepaid expenses and other assets	104,124	137,954
Total current assets	2,868,991	2,735,103

Property and equipment, net	300,376	313,037
Goodwill	2,132,375	2,134,730
Purchased and other intangibles, net	181,468	214,960
Investment in lease receivable	207,239	207,239
Other assets	197,147	216,529
Total assets	$5,887,596	$5,821,598

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$41,416	$55,840
Accrued expenses	345,677	399,969
Accrued restructuring	18,352	35,690
Income taxes payable	33,107	27,136
Deferred revenue	198,313	243,964
Total current liabilities	636,865	762,599

Long-term liabilities:
Deferred revenue	26,973	31,356
Debt	350,000	350,000
Income taxes payable	120,289	123,182
Deferred income taxes	114,603	117,328
Accrued restructuring	6,995	6,214
Other liabilities	20,711	20,565
Total liabilities	1,276,436	1,411,244

Stockholders’ equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	2,352,383	2,396,819
Retained earnings	5,069,840	4,913,406
Accumulated other comprehensive income	25,095	57,222
Treasury stock, at cost (76,739 and 74,723 shares, respectively), net of reissuances	(2,836,219)	(2,957,154)
Total stockholders’ equity	4,611,160	4,410,354
Total liabilities and stockholders’ equity	$5,887,596	$5,821,598

Condensed Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three Months Ended
	February 27, 2009	February 29, 2008
Cash flows from operating activities:
Net income	$156,435	$219,379
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	68,740	69,202
Stock-based compensation expense, net of tax	48,245	43,034
Net investment losses (gains)	15,784	(9,493)
Changes in deferred revenue	(50,034)	5,350
Changes in operating assets and liabilities	126,573	71,828

Net cash provided by operating activities	365,743	399,300

Cash flows from investing activities:
Purchases of short-term investments, net of sales and maturities	(107,839)	362,592
Purchases of property and equipment	(15,916)	(26,268)
Purchases of long term investments and other assets, net of sales	(7,807)	(7,553)

Net cash (used for) provided by investing activities	(131,562)	328,771

Cash flows from financing activities:
Purchases of treasury stock	(13)	(1,150,022)
Reissuances of treasury stock	28,604	53,510
Proceeds from borrowings under credit facility	—	450,000
Excess tax benefits from stock-based compensation	84	—

Net cash provided by (used for) financing activities	28,675	(646,512)

Effect of exchange rate changes on cash and cash equivalents	(381)	4,752
Net increase in cash and cash equivalents	262,475	86,311
Cash and cash equivalents at beginning of period	886,450	946,422
Cash and cash equivalents at end of period	$1,148,925	$1,032,733

First Quarter Fiscal Year 2009 Non-GAAP Results

(In thousands, except per share data)

The following tables show Adobe’s non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended
	February 27, 2009	February 29, 2008	November 28, 2008

Operating income:

GAAP operating income	$207,916	$275,431	$273,193
Stock-based and deferred compensation expense	45,007	43,034	33,246
Restructuring charges	12,270	1,431	29,428
Amortization of purchased intangibles	29,782	39,071	38,996
Non-GAAP operating income	$294,975	$358,967	$374,863

Net income:

GAAP net income	$156,435	$219,379	$245,917
Stock-based and deferred compensation expense	45,007	43,034	33,246
Restructuring charges	12,270	1,431	29,428
Amortization of purchased intangibles	29,782	39,071	38,996
Investment loss (gain)	17,246	(8,732)	3,926
Income tax adjustments	(23,990)	(21,163)	(30,607)
Non-GAAP net income	$236,750	$273,020	$320,906

Diluted earnings per share:

GAAP diluted earnings per share	$0.30	$0.38	$0.46
Stock-based and deferred compensation expense	0.09	0.08	0.06
Restructuring charges	0.02	—	0.06
Amortization of purchased intangibles	0.06	0.07	0.07
Investment loss (gain)	0.03	(0.02)	0.01
Income tax adjustments	(0.05)	(0.03)	(0.06)
Non-GAAP diluted earnings per share	$0.45	$0.48	$0.60

Shares used in computing diluted earnings per share	527,830	571,259	534,896

	Three Months Ended
	February 27, 2009	February 29, 2008	November 28, 2008
Operating expenses:

GAAP operating expenses	$501,121	$532,539	$555,670
Stock-based and deferred compensation expense	(44,904)	(42,190)	(32,400)
Restructuring charges	(12,270)	(1,431)	(29,428)
Amortization of purchased intangibles	(15,392)	(17,099)	(17,024)
Non-GAAP operating expenses	$428,555	$471,819	$476,818

	Three Months Ended
	February 27, 2009	February 29, 2008	November 28, 2008

Operating margin:

GAAP operating margin	26.4%	30.9%	29.8%
Stock-based and deferred compensation expense	5.7	4.8	3.6
Restructuring charges	1.6	0.2	3.2
Amortization of purchased intangibles	3.8	4.4	4.4
Non-GAAP operating margin	37.5%	40.3%	41.0%

Second Quarter Fiscal Year 2009 Non-GAAP Financial Targets

(In millions, except per share data)

The following tables show the Company’s second quarter fiscal year 2009 non-GAAP financial targets reconciled to GAAP financial targets included in this release.

	Second Quarter Fiscal 2009
	Low	High

Operating margin:

GAAP operating margin	21.0%	26.0%
Stock-based and deferred compensation expense	6.3	5.5
Restructuring charges	0.5	0.5
Amortization of purchased intangibles	4.2	4.0
Non-GAAP operating margin	32.0%	36.0%

	Second Quarter Fiscal 2009
	Low	High
Diluted earnings per share:

GAAP diluted earnings per share	$0.20	$0.27
Stock-based and deferred compensation expense	0.08	0.08
Restructuring charges	0.01	0.01
Amortization of purchased intangibles	0.05	0.05
Income tax adjustments	(0.03)	(0.03)
Non-GAAP diluted earnings per share	$0.31	$0.38

Shares used in computing diluted earnings per share	530.0	528.0

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes.  Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results in a manner that focuses on what Adobe believes to be its ongoing business operations.  Adobe’s management believes it is useful for itself and investors to review, as applicable,  both GAAP information that includes the stock-based and deferred compensation impact, restructuring charges, amortization of purchased intangibles, investment gains and losses, and the related tax impact of all of these items, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods.  Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.